ADDENDUM TO TERMINATION AGREEMENT

THIS ADDENDUM TO TERMINATION AGREEMENT, is made by and between LAKEWOOD RANCH PROPERTIES, LLC, a Florida limited liability company (“Landlord”), and WAVE WIRELESS CORPORATION, a Delaware Corporation (formerly known as “P-COM, INC.”) (“Tenant”).

RECITALS

WHEREAS, on the 17th day of October, 2005, Landlord and Tenant executed a certain TERMINATION AGREEMENT,

WHEREAS, pursuant to that certain TERMINATION AGREEMENT, there are two (2) required payments due to Landlord, referenced below, which are due to Landlord, on this day, Friday, October 21, 2005,

WHEREAS, the parties wish to amend that certain TERMINATION AGREEMENT as hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1. Recitals. The above-stated Recitals are acknowledged to be true and correct and by this reference are incorporated herein and made a part hereof.

2. Required Payments Due. There are two (2) payments due to Landlord on this day, Friday, October 21, 2005. These payments are more particularly described as follows:

Nature/Date/Deadline for Payment		Payment Due

(a)	Attorneys Fees		$10,000.00
	On or before
	October 21, 2005
(b)	Lease Termination Payment	$25,000.00
	On or before
	October 21, 2005

Landlord shall grant to Tenant a ten (10) day grace period, which shall expire on or before the end of the business day on Monday, October 31, 2005, in which to pay to Landlord the above referenced required payments, totaling $35,000.00.

Notwithstanding anything stated herein to the contrary, all other payments required to be made under Section four (4) of that certain TERMINATION AGREEMENT, as amended herein, between Landlord and Tenant, shall still be required to be made pursuant to the time specified therein.

3. Penalty for late Payment(s). In the event that Landlord has not received any or all of the required payments under that certain TERMINATION AGREEMENT, as amended herein, on or before their required due dates, then Tenant shall pay to Landlord a late payment penalty in an amount equal to five percent (5%) of any payment not timely made. In the event that any such overdue payment is not paid within three (3) days from the date upon which any such payment is due, interest shall then accrue at the rate of ten percent (10%) per annum, on the outstanding balance, as such exists from time to time.

Except as expressly modified in this Addendum, all other terms and conditions of the TERMINATION AGREEMENT shall remain in full force and effect, and are hereby ratified.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Addendum this 21st day of October, 2005.

WITNESSES:LAKEWOOD RANCH PROPERTIES, LLC, a Florida limited liability company

By: John A. Moran Print Name: As its:

Print Name:

“Landlord”

WAVE WIRELESS CORPORATION, a Delaware corporation

By:

Print Name: Print Name:

As its:

Print Name:

“Tenant”

JAM:MJB\5316-11\Addendum to Termination Agreement